Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of Nano Nuclear Energy Inc. of our report dated January 30, 2024, relating to the consolidated financial statements of Nano Nuclear Energy, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 8, 2024